Exhibit 99.1

Dear Processa Stockholder,

In July, Processa acquired Vidya Therapeutics and completed a concurrent private placement financing of approximately $200 million supported by leading institutional healthcare investors. This transaction established a new strategic direction for the company focused on advancing differentiated therapeutic programs for immunological and inflammatory (I&I) diseases, led by VT-7208, Vidya’s lead investigational product candidate.

We believe this combination creates a meaningful opportunity for Processa and its stockholders: a lead clinical-stage program addressing large patient populations, a growing I&I pipeline, a clear development plan with multiple potential value-driving milestones, and financing expected to support the company through key development milestones. Since closing the transaction, we have begun to deliver against that plan, including advancing VT-7208 into Phase 2 development, expanding the company’s pipeline and strengthening its leadership.

With this letter, we want to explain the opportunity, how we are funded to execute and what stockholders should expect next.

A Lead Program Addressing Significant Unmet Need

VT-7208 is an oral, once-daily investigational product candidate that inhibits Bruton’s tyrosine kinase, or BTK. BTK is a protein involved in signaling within immune cells. When that signaling becomes dysregulated, it can contribute to autoimmune and inflammatory disease. BTK has already been clinically validated as a therapeutic target across several diseases.

VT-7208 was designed to reach both the immune system throughout the body and the central nervous system, which includes the brain and spinal cord. The company is initially advancing the product candidate in three conditions where there remains significant unmet medical need:

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Food Allergy: approximately 17 million people in the United States, including an estimated 3.6 million children, are affected by some form of food allergy. For many patients, management still relies heavily on avoiding allergens and being prepared to treat potentially serious reactions if exposure occurs.

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Chronic Spontaneous Urticaria (CSU): a chronic form of hives that can cause recurring itching, swelling and discomfort. An estimated 1.6 to 2 million people in United States are affected by CSU with a roughly two-to-one female predominance. The FDA has cleared the IND application for our planned Phase 2 clinical trial of VT-7208 in CSU, allowing us to move forward with the study in this large patient population.

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Relapsing Multiple Sclerosis (MS): a chronic autoimmune disease in which the immune system damages the central nervous system, potentially affecting movement, vision and other functions. Approximately 1 million people in the United States are estimated to have relapsing MS, and disease progression can continue despite available treatments.

These patient populations illustrate the large unmet need we are targeting and why we believe VT-7208 has substantial commercial potential if its profile is validated in clinical development.

A Clear Execution Roadmap

The July financing generated approximately $183.3 million in net proceeds and is expected to fund operations into the second half of 2029, including support for the previously disclosed Phase 2 proof-of-concept development plan across the three indications we are initially pursuing: food allergy, CSU and relapsing MS.

Beyond VT-7208, we are building a broader pipeline of differentiated therapies for immune-mediated diseases. Our second program is a novel, oral macrocyclic peptide-based neonatal Fc receptor, or FcRn, antagonist program being advanced through a research collaboration and exclusive option agreement with Generian Pharmaceuticals.

FcRn is a clinically validated target in autoimmune disease, and inhibition of this target is designed to reduce circulating IgG antibodies, including pathogenic antibodies that contribute to a number of autoimmune diseases. The preclinical data supports the development of differentiated oral therapeutic alternatives to injectable FcRn therapies and complements VT-7208 within our broader immunology pipeline.

Since the July transaction, we have continued to advance the company’s strategy and build the leadership team for what comes next. Dr. Sheila Gujrathi has been appointed Executive Chair of the Processa Board, and we are adding four experienced biotechnology leaders to the team: Gregory J. Flesher as Chief Operating Officer; Craig Coburn, Ph.D., as Executive Vice President, Head of Research; Ashley Hall, J.D., as Executive Vice President, Development; and Michael P. Cruse as Executive Vice President, Business Operations.

Mr. Flesher will play a central role in leading Processa through its next stage of growth, alongside a team with complementary strengths across discovery, development and operations. Dr. Coburn also brings a unique connection to our lead program as one of the scientists who helped invent VT-7208, giving the team deep continuity from the program’s origins through its next stage of clinical development.

Understanding Processa’s Expected Capitalization

The transaction changed Processa’s expected capitalization. The table below summarizes the current common shares outstanding and the expected share count on an as-converted basis.

EXPECTED CAPITALIZATION	APPROXIMATE SHARES

Common shares currently outstanding	2.8 million
Series A preferred, as-converted to common*	306.5 million
Total common shares, as-converted	309.3 million

* Subject to stockholder approval and applicable beneficial ownership limitations. Excludes outstanding options, restricted stock units, warrants and any potential reverse stock split.

The approximately 2.8 million common shares currently trading represent only a small portion of the company’s expected share count after conversion of the preferred stock. We believe the approximately 309.3 million-share as-converted figure provides a more complete picture of Processa’s expected capital structure.

Over the course of the next few months, we will solicit stockholder approvals of several matters, including an approval to permit conversion of the Series A non-voting preferred stock that was issued in connection with the Vidya acquisition and private placement into shares of common stock, and several other proposals to support continued compliance with Nasdaq listing standards, an increase to our equity incentive plans to help the company recruit and retain qualified talent, and matters necessary to continue operating as a public company.

We will be holding two separate special meetings and soliciting two separate stockholder votes. The proxy materials for each special meeting will set forth the specific proposals, the Board’s recommendations and the rationale for each recommendation, and detailed voting instructions. The definitive proxy materials for the first meeting were filed on October 22, 2026, and we have commenced mailing. Definitive proxy materials for the second special meeting are forthcoming. Once filed and delivered, we encourage stockholders to please read the definitive proxy materials carefully and in their entirety before voting. Stockholders will receive separate proxy materials for each special meeting and must vote separately at each: a vote cast at one special meeting will not count as, or substitute for, voting at the other.

What To Expect From Us

Our focus is now on executing our broader I&I strategy: advancing the planned Phase 2 proof-of-concept programs for VT-7208, progressing our FcRn program, selectively expanding the pipeline, managing our capital responsibly and communicating clearly as the company progresses.

The Vidya transaction gave Processa a lead clinical-stage program, the foundation for a broader I&I pipeline, a defined development strategy and financing expected to support operations for the planned Phase 2 proof-of-concept clinical trials in all three initial indications. With our first regulatory milestone now achieved following FDA clearance of the IND for the planned Phase 2 clinical trial of VT-7208 in CSU and additional clinical milestones ahead with sufficient funds to advance our clinical trials towards such milestones, we believe stockholders have a clear framework for evaluating our progress.

We appreciate your continued support and look forward to keeping you informed.

Sincerely,

George Ng	Sheila Gujrathi, M.D.
Chief Executive Officer	Executive Chair
Processa Pharmaceuticals	Processa Pharmaceuticals Board of Directors

Forward-Looking Statements

Certain statements in this stockholder letter, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Processa, Vidya, the concurrent private placement financing and the acquisition of Vidya by Processa (the “Transactions”) and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to the company’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Transactions, including the expected effects, perceived benefits or opportunities and related timing with respect thereto; the potential benefits of VT-7208 and other clinical and preclinical programs; the perceived benefits of the research collaboration and exclusive option agreement with Generian Pharmaceuticals; and expectations regarding the use of proceeds from the private placement financing and cash runway expectations therefrom, including such proceeds funding the company into the second half of 2029. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “aim,” “strategy,” “target,” “seek,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the company or the Transactions will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to those uncertainties and factors described under the heading “Risk Factors” in the company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2026, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by the company from time to time, as well as risk factors associated with companies, such as Processa, that operate in the biotechnology industry. Should one or more of these risks or uncertainties materialize, or should any of the company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this stockholder letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this stockholder letter, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The company does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This stockholder letter does not purport to summarize all of the conditions, risks and other attributes of an investment in the company.

Additional Information and Where to Find It

In connection with the special meetings described above (the “Special Meetings”), Processa intends to file with the SEC two proxy statements on Schedule 14A (the “Proxy Statements”) and other relevant materials. One of the proxy statements covers the proposal to seek approval of a reverse stock split necessary to maintain compliance with Nasdaq listing standards. The second set of proxy materials relates to the approval of other matters related to the Vidya transactions, including proposals to approve the conversion of the Series A non-voting preferred stock issued in connection with the Vidya acquisition and private placement into voting common stock, and approve an increase to Processa’s equity incentive plans. Processa has filed a definitive Proxy Statement covering the reverse stock split proposal and commenced mailing of the related proxy materials. Processa has filed a preliminary proxy statement and intends to file a definitive Proxy Statement covering acquisition-related matters to be approved at the second special meeting.  The definitive Proxy Statements are or will be mailed to Processa’s stockholders separately and at different times. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PROCESSA, VIDYA, THE MERGER, THE PRIVATE PLACEMENT AND THE PROPOSALS OF EACH SPECIAL MEETING. Investors and stockholders may obtain free copies of these documents, when available, at the SEC’s website at www.sec.gov or on the Company’s website at www.processapharmaceuticals.com.

Participants in the Solicitation

Processa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Special Meetings and the proposals contained therein. Information regarding Processa’s directors and executive officers is contained in its Definitive Proxy Statement on Schedule 14A for its 2026 Annual Meeting of Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2025, in the preliminary or definitive Proxy Statements for each of the separate Special Meetings, and in the Current Report on Form 8-K filed on November 4, 2026. Additional information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are or will be contained in the definitive Proxy Statements when they become available.